Exhibit 10.1
FORM OF
EDUCATION REALTY TRUST, INC.
RESTRICTED STOCK AWARD AGREEMENT
     THIS AGREEMENT (the “Agreement”) is made and entered into as of the day and date on the last page hereof (the “Award Date”), by and between Education Realty Trust, Inc., a Maryland corporation (the “Company”) and [                    ] (the “Recipient”).
W I T N E S S E T H:
     WHEREAS, the Company has adopted the Education Realty Trust, Inc. 2004 Incentive Plan (the “Plan”); and
     WHEREAS, the Board of Directors of the Company or the Compensation Committee thereof (the “Board”) has authorized the grant to Recipient of a restricted stock award under the Plan to purchase shares of the common stock of the Company (“Common Stock”), and the Company and Recipient wish to confirm the terms, conditions, and restrictions of the restricted stock award;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:
SECTION I
AWARD OF SHARES
     1.1 Award of Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient 500 shares of Common Stock (the “Award Shares”).
     1.2 Vesting of Award Shares. Recipient shall be vested in 100% of the Award Shares as of the Award Date. Recipient acknowledges and agrees that he or she has been fully advised to consult with his or her own tax consultants regarding the applicability of his making a Code §83(b) election with respect to the Award Shares.
     1.3 Rights as Stockholder. Recipient (or any subsequent transferee) shall have all rights of a stockholder with respect to Award Shares, including the right to vote and the right to receive dividends paid or declared on such Award Shares.
     1.4 Investment Representations. Recipient hereby represents, warrants, covenants, and agrees with the Company as follows:
     (a) The Award Shares being acquired by Recipient will be acquired for Recipient’s own account without the participation of any other person, with the intent of holding the Award Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Award Shares and not with a view to, or for resale in connection with, any distribution of the Award Shares, nor is Recipient aware of the existence of any distribution of the Award Shares;
     (b) Recipient is not acquiring the Award Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Award Shares but rather upon an independent examination and judgment as to the prospects of the Company;
     (c) The Award Shares were not offered to Recipient by means of publicly disseminated advertisements or sales literature, nor is the Recipient aware of any offers made to other persons by such means;

     (d) Recipient is able to bear the economic risks of the investment in the Award Shares, including the risk of a complete loss of my investment therein;
     (e) Recipient has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Recipient has received all information and data with respect to the Company which Recipient has requested and which Recipient has deemed relevant in connection with the evaluation of the merits and risks of Recipient’s investment in the Company; and
     (f) The agreements, representations, warranties, and covenants made by Recipient herein extend to and apply to all of the Award Shares of the Company issued to Recipient pursuant to this restricted stock award. Acceptance by Recipient of the certificate representing such Award Shares shall constitute a confirmation by Recipient that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.
SECTION 2
RESTRICTIONS OF AWARD SHARES
     2.1. Share Restrictions. The Company may impose such restrictions on any Award Shares as it may deem advisable, including, without limitation, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares prior to their sale to any other person, “drag-along” rights requiring the sale of Shares to a third-party purchaser in certain circumstances, “lock up” type restrictions in the case of an additional public offering of the Common Stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.
SECTION 3
GENERAL PROVISIONS
     3.1 Change in Capitalization. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of Award Shares such that Recipient’s proportionate interest shall be maintained as before the occurrence of the event. No fractional shares shall be issued in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.
     3.2 Legends. Each certificate representing the Award Shares shall be endorsed with the following legend and Recipient shall not make any transfer of the Award Shares without first complying with the restrictions on transfer described in such legend:
TRANSFER IS RESTRICTED
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR SUCH OWNER’S PREDECESSOR IN INTEREST), AND SUCH RESTRICTED STOCK AWARD AGREEMENT IS ON FILE IN, AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE COMPANY.
     3.3 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Award Shares shall be issued except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

     3.4 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
     3.5 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
     3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     3.8 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.
     3.9 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
     3.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     3.11 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company.
     3.12 Capitalized Terms. All capitalized terms used in this Agreement not defined herein shall have the meanings ascribed thereto in the Plan.
     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement effective as of the [___] day of [___], 2006.

COMPANY:	RECIPIENT:

EDUCATION TRUST REALTY TRUST, INC.

By:

Name:
Title: